UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2005

CMGI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23262	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street

Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2005, ModusLink Corporation (“ModusLink”), SalesLink LLC and SalesLink Mexico Holdings Corp., each a direct or indirect wholly owned subsidiary of CMGI, Inc. (collectively, the “Borrowers”), entered into a Second Amended and Restated Loan and Security Agreement (the “New Loan Agreement”) with LaSalle Bank National Association and Citizens Bank of Massachusetts (collectively, the “Lenders”).

The New Loan Agreement provides a revolving credit facility not to exceed $60.0 million. Each Lender, severally and not jointly, agreed, subject to the terms and conditions set forth in the New Loan Agreement, to make funds available for Borrowers’ use, from time to time, upon request of the Borrowers; provided that the aggregate amount of loans under the New Loan Agreement outstanding at any one time shall not exceed the lesser of: (A) the aggregate revolving credit commitment then in effect (initially $55.0 million, which amount shall be increased to $60.0 million by Borrower’s delivery of written notice to Lenders ten days prior to the effective date of such increase) and (B) (i) 80% of Eligible Receivables, as defined, plus (ii) 50% of Eligible Inventory, as defined. Interest on amounts outstanding under the New Loan Agreement is based on prime or LIBOR rates plus an applicable margin.

Advances under the New Loan Agreement may be in the form of loans or letters of credit. Borrowings under the New Loan Agreement mature on October 31, 2008. The New Loan Agreement includes restrictive financial covenants and other affirmative and negative covenants. Loans under the New Loan Agreement are secured by substantially all of the assets of the Borrowers.

The New Loan Agreement replaced the First Amended and Restated Loan and Security Agreement dated December 31, 2004, as amended, by and among the Borrowers and the Lenders, which expired on October 31, 2005. CMGI, Inc. is not a guarantor of the Borrowers’ obligations under the New Loan Agreement.

The foregoing description is subject to, and qualified in its entirety by, the New Loan Agreement filed as an exhibit hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a

 Registrant.

A description of the New Loan Agreement is contained in Item 1.01 above, which is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the New Loan Agreement filed as an exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Second	Amended and Restated Loan and Security Agreement, dated October 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMGI, Inc.
	By:	/s/ Thomas Oberdorf
Date: November 2, 2005		Thomas Oberdorf
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Second Amended and Restated Loan and Security Agreement, dated October 31, 2005.